                                                                      EXHIBIT 99

(SYMBION LOGO)

CONTACT:
Kenneth C. Mitchell
Senior Vice President and Chief Financial Officer
615-234-5904


          SYMBION, INC. ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS;
               COMPANY ANNOUNCES RECENT DEVELOPMENT TRANSACTIONS


NASHVILLE, TENNESSEE (FEBRUARY 23, 2005) -- Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of surgery centers, announced today results for the fourth quarter and year ended December 31, 2004.

For the fourth quarter ended December 31, 2004, revenues increased 25% to $59.6 million compared with $47.5 million for the fourth quarter ended December 31, 2003. Net income for the fourth quarter of 2004 was $4.0 million, or $0.19 per diluted share, compared with $7.2 million, or $0.57 per diluted share, for the fourth quarter of 2003. Weighted average shares for the fourth quarter of 2004 includes 8,280,000 shares issued February 11, 2004, related to the Company's initial public offering. Assuming a 38.5% income tax rate for both periods, net income for the fourth quarter of 2004 represents a 61% increase over the fully taxed adjusted net income of $2.5 million for the fourth quarter of 2003. EBITDA less minority interests increased 22% to $10.0 million for the fourth quarter of 2004 compared with $8.2 million for the fourth quarter of 2003. Same store net patient service revenue for the fourth quarter of 2004 increased 9% compared with the same period in 2003. At December 31, 2004, the Company's outstanding indebtedness was $71.4 million with a ratio of debt to total capitalization of 23%.

The results for the fourth quarter ended December 31, 2004 include the impact of a 38.5% income tax provision as compared to a 76.7% income tax benefit for the fourth quarter ended December 31, 2003. The $3.1 million income tax benefit for the fourth quarter of 2003 was related to the recognition of a deferred tax asset. The fourth quarter of 2003 results also included the impact of higher interest expense from the Company's senior subordinated notes issued to refinance outstanding indebtedness during the third quarter of 2003. The Company paid off its senior subordinated notes in March 2004 prior to maturity with proceeds from its initial public offering completed in February 2004.

Commenting on the fourth quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "We have made much progress and have achieved notable success in our first year as a public company. Symbion has increased its national footprint through a successful development effort and has met or exceeded the expectation of the investment community while adding value for our partners and shareholders. It has been a very good beginning, and our company continues to benefit from sound operating performance."



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


SMBI Announces Fourth Quarter and Year-End Results
Page 2
February 23, 2005


For the year ended December 31, 2004, revenues increased 23% to $216.3 million compared with $176.3 million for the year ended December 31, 2003. Net income for the year ended December 31, 2004, was $13.6 million, or $0.67 per diluted share, compared with $17.5 million, or $1.38 per diluted share, for the year ended December 31, 2003. Weighted average shares for the year ended December 31, 2004, includes 8,280,000 shares issued February 11, 2004, related to the Company's initial public offering. EBITDA less minority interests increased 24% to $37.8 million for the year ended December 31, 2004, compared with $30.4 million for the same period in 2003. Same store net patient service revenue for the year ended December 31, 2004, increased 8% compared with the same period in 2003.

The results for the year ended December 31, 2004, include the impact of higher interest expense from the Company's senior subordinated notes issued to refinance outstanding indebtedness during the third quarter of 2003. As a result of the prepayment of the notes in March 2004, the Company recorded an after-tax charge of $448,000, or $0.02 per diluted share. The results for the year ended December 31, 2003, include an after-tax charge of $585,000, or $0.05 per diluted share, which related to the Company's repayment of certain indebtedness during the third quarter of 2003. The results for the year ended December 31, 2004 also include the impact of a 38.5% income tax provision as compared to a 14.1% income tax benefit for the year ended December 31, 2003. Assuming a 38.5% income tax rate for both periods and excluding the prepayment charges incurred in the first quarter of 2004 and the third quarter of 2003, adjusted net income of $14.0 million for the year ended December 31, 2004, reflects a 41% increase over the fully taxed adjusted net income of $9.9 million for the year ended December 31, 2003.

During the fourth quarter of 2004, as previously announced, the Company acquired a 50% interest and consolidating position in a surgery center in Missouri and a majority interest in two surgery centers in Alabama. Also during the fourth quarter of 2004, the Company completed the acquisition of the general partnership interest in Valley Ambulatory Surgery Center, L.P., providing the Company a consolidating position. For the year 2004, the Company added a total of ten facilities, six of which were acquisitions and four de novos.

The Company also announced that, during the first quarter of 2005, it acquired a majority interest in the Atlanta Center for Reconstructive Foot and Ankle Surgery, LLC and acquired a minority interest in the Roswell Center for Foot and Ankle Surgery, LLC, a de novo surgery center that opened in February 2005. Both surgery centers are located in the northern suburbs of Atlanta, Georgia.

Mr. Francis continued, "We are excited about the future of our business and believe Symbion is well positioned to take full advantage of what we believe to be a favorable business climate for our company and our shareholders. The strength of our pipeline is compelling, our management team is highly motivated, and there continues to be strong demand for the quality services we provide."

The live broadcast of Symbion's fourth quarter conference call will begin at 10:00 a.m. Eastern Time on February 24, 2005. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.fulldisclosure.com.



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


SMBI Announces Fourth Quarter and Year-End Results
Page 3
February 23, 2005


Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in 21 states. The Company's surgery centers provide non-emergency surgical procedures across many specialties.

This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to laws governing the corporate practice of medicine that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's ability to incur significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in those states; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and
(xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.



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


SMBI Announces Fourth Quarter and Year-End Results
Page 4
February 23, 2005


                                  SYMBION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      THREE MONTHS ENDED                  YEAR ENDED
                                                         DECEMBER 31,                     DECEMBER 31,
                                                  --------------------------      --------------------------
                                                     2004            2003            2004            2003
                                                  ----------      ----------      ----------      ----------
Revenues                                          $   59,620      $   47,472      $  216,325      $  176,269
Operating expenses:
    Salaries and benefits                             15,359          12,307          56,395          46,275
    Supplies                                          11,586           9,953          42,756          35,099
    Professional and medical fees                      3,338           2,849          11,493           9,889
    Rent and lease expense                             3,808           2,879          13,667          10,891
    Other operating expenses                           4,150           3,915          17,454          15,151
                                                  ----------      ----------      ----------      ----------
         Cost of revenues                             38,241          31,903         141,765         117,305
    General and administrative expense                 4,776           4,067          18,449          15,874
    Depreciation and amortization                      2,623           2,441          10,927           9,295
    Provision for doubtful accounts                    1,465             922           3,989           2,748
    Income on equity investments                        (411)           (226)         (1,272)           (402)
    Impairment and loss on disposal
      of long-lived assets                               255             275             271             437
    Gain on sale of long-lived assets                    (93)           (409)           (250)           (571)
                                                  ----------      ----------      ----------      ----------
         Total operating expenses                     46,856          38,973         173,879         144,686
                                                  ----------      ----------      ----------      ----------
Operating income                                      12,764           8,499          42,446          31,583
    Minority interests in income
      of consolidated subsidiaries                    (5,345)         (2,698)        (15,549)        (10,447)
    Interest expense, net                               (871)         (1,724)         (4,862)         (5,782)
                                                  ----------      ----------      ----------      ----------
Income before income taxes                             6,548           4,077          22,035          15,354
Provision (benefit) for income taxes                   2,522          (3,129)          8,483          (2,170)
                                                  ----------      ----------      ----------      ----------
Net income                                        $    4,026      $    7,206      $   13,552      $   17,524
                                                  ==========      ==========      ==========      ==========

Net income per share:
    Basic                                         $     0.19      $     0.68      $     0.69      $     1.66
                                                  ==========      ==========      ==========      ==========
    Diluted                                       $     0.19      $     0.57      $     0.67      $     1.38
                                                  ==========      ==========      ==========      ==========

Weighted average number of common shares
    outstanding and common equivalent shares:
      Basic                                           21,010          10,551          19,737          10,537
      Diluted                                         21,552          12,641          20,347          12,659



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


SMBI Announces Fourth Quarter and Year-End Results
Page 5
February 23, 2005


                                  SYMBION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                   DEC. 31,         DEC. 31,
                                                                     2004             2003
                                                                 ------------     ------------
                                                                  (unaudited)      (audited)
                                              ASSETS

Current assets:
   Cash and cash equivalents                                     $     23,276     $     17,658
   Accounts receivable, less allowance for doubtful accounts           28,893           21,991
   Inventories                                                          6,068            5,371
   Prepaid expenses and other current assets                            7,246            4,062
                                                                 ------------     ------------
      Total current assets                                             65,483           49,082
Property and equipment, net of accumulated depreciation                67,793           62,714
Goodwill                                                              215,533          116,654
Other intangible assets, net                                              950            1,022
Investments in and advances to affiliates                              12,927           13,778
Other assets                                                            3,075            9,534
                                                                 ------------     ------------

Total assets                                                     $    365,761     $    252,784
                                                                 ============     ============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                              $      5,237     $      3,800
   Accrued payroll and benefits                                         7,985            6,533
   Other accrued expenses                                               9,186            9,139
   Current maturities of long-term debt                                 1,620            3,631
                                                                 ------------     ------------
      Total current liabilities                                        24,028           23,103
Long-term debt, less current maturities                                69,747          101,037
Other liabilities                                                      10,350            4,609
Convertible debentures                                                     --            3,071
Minority interests                                                     23,638           16,949
Total stockholders' equity                                            237,998          104,015
                                                                 ------------     ------------

Total liabilities and stockholders' equity                       $    365,761     $    252,784
                                                                 ============     ============



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


SMBI Announces Fourth Quarter and Year-End Results
Page 6
February 23, 2005


                                  SYMBION, INC.
                           SUPPLEMENTAL OPERATING DATA
           (DOLLARS IN THOUSANDS, EXCEPT PER CASE AND PER SHARE DATA)


                                                  THREE MONTHS ENDED                    YEAR ENDED
                                                      DECEMBER 31,                     DECEMBER 31,
                                              ---------------------------      ---------------------------
                                                 2004             2003            2004             2003
                                              ----------       ----------      ----------       ----------
SAME STORE STATISTICS (1):
Cases                                             38,908           36,481         144,625          137,168
Cases percentage growth                              6.7%             N/A             5.4%             N/A
Net patient service revenue per case          $    1,195       $    1,169      $    1,186       $    1,153
Net patient service revenue
    per case percentage growth                       2.2%             N/A             2.9%             N/A
Number of same store surgery centers                  31              N/A              27              N/A

CONSOLIDATED STATISTICS:
Cases                                             47,233           37,165         176,483          137,784
Cases percentage growth                             27.1%             N/A            28.1%             N/A
Net patient service revenue per case          $    1,198       $    1,152      $    1,148       $    1,148
Net patient service revenue
    per case percentage growth                       4.0%             N/A              -%              N/A
Number of surgery centers operated
    as of end of period (2)                           54               44              54               44
Number of states in which the Company
    operates surgery centers                          21               19              21               19

REVENUES:
Net patient service revenues                  $   56,583       $   42,828      $  202,678       $  158,121
Physician service revenues                         1,020            1,031           4,040            3,796
Other service revenues                             2,017            3,613           9,607           14,352
                                              ----------       ----------      ----------       ----------
Total revenues                                $   59,620       $   47,472      $  216,325       $  176,269
                                              ==========       ==========      ==========       ==========

CASH FLOW INFORMATION:
Net cash provided by operating activities     $    9,454       $    4,785      $   28,087       $   20,807
Net cash used in investing activities            (47,542)         (49,113)       (104,852)         (66,974)
Net cash provided by financing activities         43,533           45,353          82,383           43,177

OTHER INFORMATION:
Adjusted net income (3)                       $    4,026       $    2,507      $   14,030       $    9,889
Adjusted net income per diluted share (3)           0.19             0.20            0.69             0.78
EBITDA less minority interests (4)                10,042            8,242          37,824           30,431

(1) The Company defines same store facilities as those centers that the Company owned an interest in and managed throughout both of the respective periods shown.

(2) Includes surgery centers that the Company manages but in which it does not have an ownership interest.



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


SMBI Announces Fourth Quarter and Year-End Results
Page 7
February 23, 2005


                                  SYMBION, INC.
                     SUPPLEMENTAL OPERATING DATA (CONTINUED)

(3) Adjusted net income and adjusted net income per share are not measurements of financial performance or liquidity under generally accepted accounting principles. Adjusted net income reflects an income tax rate of 38.5% for the periods ending December 31, 2003 and 2004 and excludes the non-recurring prepayment charges incurred in the first quarter of 2004 and the third quarter 2003. The Company believes that adjusted net income and adjusted net income per diluted share provide better measures of the Company's ongoing performance and provide more useful period-to-period comparisons to investors because they exclude items not related to the Company's core business operations. These measurements should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with generally accepted accounting principles. The Company's calculation of adjusted net income and adjusted net income per diluted share may not be comparable to similarly titled measures reported by other companies.

    The following table reconciles adjusted net income to net income:


                                              THREE MONTHS ENDED                 YEAR ENDED
(in thousands, except per share amounts)         DECEMBER 31,                    DECEMBER 31,
                                          --------------------------      --------------------------
                                             2004           2003             2004            2003
                                          ----------      ----------      ----------      ----------
Net income                                $    4,026      $    7,206      $   13,552      $   17,524
Provision (benefit) for income taxes           2,522          (3,129)          8,483          (2,170)
                                          ----------      ----------      ----------      ----------
Income before income taxes                     6,548           4,077          22,035          15,354
Plus prepayment charge                            --              --             728             725
                                          ----------      ----------      ----------      ----------
Adjusted income before income taxes            6,548           4,077          22,763          16,079
Provision for income taxes at 38.5%           (2,522)         (1,570)         (8,783)         (6,190)
                                          ----------      ----------      ----------      ----------
Adjusted net income                       $    4,026      $    2,507      $   14,000      $    9,889
                                          ==========      ==========      ==========      ==========
Net income per diluted share              $     0.19      $     0.57      $     0.67      $     1.38
                                          ==========      ==========      ==========      ==========
Adjusted net income per diluted share     $     0.19      $     0.20      $     0.69      $     0.78
                                          ==========      ==========      ==========      ==========
Diluted weighted average number of
 common shares outstanding and
 common equivalent shares                     21,552          12,641          20,347          12,659



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


SMBI Announces Fourth Quarter and Year-End Results
Page 8
February 23, 2005


                                  SYMBION, INC.
                     SUPPLEMENTAL OPERATING DATA (CONTINUED)

(4) When the term "EBITDA" is used, it refers to operating income plus depreciation and amortization. "EBITDA less minority interests" represents the Company's portion of EBITDA, after subtracting the interests of third parties that own interests in surgery centers that the Company consolidates for financial reporting purposes. The Company's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but two of the Company's centers. The Company believes that it is preferable to present EBITDA less minority interests because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company's portion of EBITDA generated by its surgery centers and other operations.

    The Company uses EBITDA and EBITDA less minority interests as measures of liquidity. The Company has included them because it believes that they provide investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA and EBITDA less minority interests are not measurements of financial performance or liquidity under generally accepted accounting principles. They should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA and EBITDA less minority interests are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA and EBITDA less minority interests may not be comparable to similarly titled measures reported by other companies.

    The following table reconciles EBITDA and EBITDA less minority interests to net cash provided by operating activities:


                                                          THREE MONTHS ENDED                  YEAR ENDED
(in thousands)                                                DECEMBER 31,                    DECEMBER 31,
                                                      --------------------------      --------------------------
                                                         2004            2003            2004            2003
                                                      ----------      ----------      ----------      ----------
EBITDA                                                $   15,387      $   10,940      $   53,373      $   40,878
 Minority interests in income
    of consolidated subsidiaries                          (5,345)         (2,698)        (15,549)        (10,447)
                                                      ----------      ----------      ----------      ----------
EBITDA less minority interests                            10,042           8,242          37,824          30,431
 Depreciation and amortization                            (2,623)         (2,441)        (10,927)         (9,295)
 Interest expense, net                                      (871)         (1,724)         (4,862)         (5,782)
 Income taxes                                             (2,522)          3,129          (8,483)          2,170
                                                      ----------      ----------      ----------      ----------
 Net income                                                4,026           7,206          13,552          17,524
 Depreciation and amortization                             2,623           2,441          10,927           9,295
 Impairment and loss on disposal
    of long-lived assets                                     255             275             271             437
 Gain on sale of long-lived assets                           (93)           (409)           (250)           (571)
 Minority interests in income
    of consolidated subsidiaries                           5,345           2,698          15,549          10,447
 Income taxes                                              2,522          (3,129)          8,483          (2,170)
 Distributions to minority partners                       (4,438)         (3,091)        (14,420)        (10,690)
 Income on equity investments                               (411)           (226)         (1,272)           (402)
 Provision for doubtful accounts                           1,465             922           3,989           2,748
 Changes in operating assets and liabilities, net
    of effects of acquisitions and dispositions:
      Accounts receivable                                 (3,750)         (3,000)         (5,274)         (3,537)
      Other assets and liabilities                         1,910           1,098          (3,468)         (2,274)
                                                      ----------      ----------      ----------      ----------
Net cash provided by operating activities             $    9,454      $    4,785      $   28,087      $   20,807
                                                      ==========      ==========      ==========      ==========



                                      -END-